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                                                              EXHIBIT 23.7

                          CONSENT OF TAX COUNSEL

  We consent to the references in the Registration Statement on Form S-4 of The Rouse Company (Reg. No. 333-1693) to our firm and to the opinion referenced under the caption "Certain Federal Income Tax Consequences" to be delivered by our firm (in the form attached as Exhibit 8.1 to the Registration Statement) at the closing of the Mergers (as defined in the Registration Statement).

Andrews & Kurth L.L.P.

Houston, Texas

May 14, 1996